UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2011

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2011, the Board of Directors of Cascade Bancorp (CACB) (the “Company”) approved a one time incentive compensation award for certain named executive officers.  The award is intended to serve as a retention vehicle for such named executive officers and to recognize their efforts in connection with the Company’s previously announced $177 million capital raise.  The awards included shares of restricted stock at a value of $6.70 per share and cash as follows:  Ms. Moss – 26,288 shares of restricted stock and $117,420 in cash; Mr. Newton – 14,951 shares of restricted stock and $66,780 in cash; Mr. Delvin – 7,164 shares of restricted stock and $32,000 in cash; Mr. Allison - 7,164 shares of restricted stock and $32,000 in cash; and Ms. Biss – 7,164 shares of restricted stock and $32,000 in cash.  The restricted stock granted to the executive officers is subject to shareholder approval at the Company’s annual shareholder’s meeting on April 25, 2011 of the amendment to the Company’s 2008 Performance Incentive Plan (the “Plan”) increasing the number of shares of stock reserved for issuance under the Plan.  The restricted stock is also subject to vesting over a period of 3 years.

Also on March 30, 2011, the Board of Directors of the Company approved changes to the Company’s annual and long term cash and equity incentive plans for 2011.  These changes include the following new target and maximum incentive amounts stated as a percentage of base salary for named executive officers under the plan:  chief executive officer – 60% target, 90% maximum; president and chief operating officer– 40% target, 60% maximum; chief financial officer, chief credit administrator and chief human resources officer  – 40% target, 60% maximum.   In addition, the Board of Directors approved the following changes in base salary: Ms. Moss received an increase of 3.01% to $403,200, Mr. Newton received an increase of 5.57% to $235,000, Mr. Allison received an increase of 3.0% to $216,300 and Ms. Biss received an increase of 3.01% to $202,000.  The new salaries are effective as of April 1, 2011.

Item 5.03   Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On March 30, 2011, the Board of Directors of the Company approved an amendment to Section 15 of the Company’s Amended and Restated Bylaws.  The amendment provides that the requirement in Section 15 that no person who is age 70 or older may serve on the Board of Directors may be waived for any director or director nominee by the affirmative vote of two-thirds (2/3) of the directors then in office.  The amendment is attached to this report as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(c)           Shell Company Transactions

Not applicable.

(d)           Exhibits

3.1	Amendment to Amended and Restated Bylaws of Cascade Bancorp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Patricia L. Moss
Patricia L. Moss
Chief Executive Officer

Date:     April 5, 2011